Joint Filer Information

Each of the following joint filers has designated Crestview Partners (Cayman), L.P. as the “Designated Filer” for purposes of the attached Form 4:

1.     Crestview Partners (TE), L.P.
c/o Crestview Partners, GP, L.P.
667 Madison Avenue
New York , NY 10065

2.     Crestview Partners (Cayman), Ltd.
c/o Crestview Partners, GP, L.P.
667 Madison Avenue
New York , NY 10065

Issuer and Ticker Symbol: FBCM

Date of Event Requiring Statement: May 18, 2010

Crestview Partners (Cayman), L.P.
Crestview Partners (TE), L.P.

By:	Crestview Partners GP, L.P, as General Partner By: Crestview, L.L.C., as General Partner

By:	/s/ Evelyn C. Pellicone
	Name:	Evelyn C. Pellicone
	Title:	Chief Financial Officer

Crestview Partners (Cayman), Ltd.

By:	Crestview Partners GP, L.P, as General Partner By: Crestview, L.L.C., as General Partner

By:	/s/ Evelyn C. Pellicone
	Name:	Evelyn C. Pellicone
	Title:	Chief Financial Officer